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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Artisoft, Inc.

        We consent to the incorporation by reference in the registration statements (Nos. 333-71014, 333-75342, 333-100756, 333-109652) on Form S-3, as amended, and the registration statements (Nos. 33-78484, 33-78482, 33-78580, 33-88842, 33-89268, 333-57424, 333-102230, 333-111151, 333-113962) on Form S-8 of Artisoft, Inc. of our report dated September 28, 2004, relating to the consolidated balance sheets of Artisoft, Inc. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended June 30, 2004, which report appears in the June 30, 2004 annual report on Form 10-K of Artisoft, Inc.

/s/ KPMG LLP

Boston, Massachusetts
October 13, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM